Exhibit (c)(13) Indiana Has Publicly Stated the Need for a Capital Infusion at Arizona In the absence of doing the transaction, there is downside risk to the share price due to dilution to EPS or a cut to the dividend Source: Indiana Capital Markets & ESG Day Presentation 1

Arizona's Credit Metrics Are Challenged (1) • Moody’s downgrade threshold Moody’s Credit Metrics is CFO pre-W/C / debt <13% CFO Pre-W/C / Debt • Potential for two-notch downgrade if CFO pre-W/C / 14.8% debt falls below 10% • The focus is on Moody’s, as S&P ratings for Arizona are 13.0% tied to those of Indiana 11.7% 11.6% 11.5% 11.1% 10.9% 9.0% 2022A 2023A 2024E 2025E 2026E 2027E 2028E Arizona Projections Provided by Indiana Downgrade Threshold Arizona’s metrics are well below Moody’s downgrade threshold under Arizona’s own plan Source: Arizona Data Room Projections Provided by Arizona, Arizona Projections Provided by Indiana, Data Room Documents, Credit Reports Note: 1. Metric included in Arizona projections provided by Indiana 2

Illustrative Impact of Equity Issuance • Moody's CFO pre-W/C / debt Illustrative Share Price Impact Resulting from Equity Issuance downgrade threshold for (2) 2024 P/E Multiple Illustrative Share Price Premium Implied by Revised Offer Price Arizona is 13.0% vs. 9.0% as (x) ($) (%) of YE 2023 and is projected to be at 11.6% as of YE 2024 based on Arizona projections provided by Indiana 15.5x 29.93 16.1% • In order to reach and maintain 13.0% CFO pre-W/C / debt to remain above the downgrade threshold at Moody’s, Arizona would need to issue $2.45Bn 15.0x 28.96 20.0% (1) of equity from 2024-2028 – Assuming 2024 P/E remains at the unaffected multiple of 14.3x, this would result in an adjusted share price of 14.3x 27.53 26.2% $27.53 Share Price Impact Revised Offer Price ($) 34.75 14.0x 27.03 28.5% Equity Issuance ($Bn) 2.45 Unaffected Share Price ($) 32.08 Discount (%) 5% Discounted Share Price ($) 30.48 Shares Issued (MM) 80 Current Diluted Shares Outstanding (MM) 388 Total Diluted Shares Outstanding (MM) 468 (3) 905 2024 Net Income ($MM) 13.5x 26.07 33.3% 2024 EPS ($/share) 1.93 Unaffected 2024 Multiple (x) 14.3 Adjusted Price ($) 27.53 Premium Implied by Revised Offer Price (%2 ) 6.2% Source: Arizona Data Room Projections Provided by Arizona, Arizona Projections Provided by Indiana, Data Room Documents, Credit Reports, Arizona Filings, Capital IQ Notes: 1. Equity requirement reflects the cumulative need over the five-year period; the need in 2024 would be $1.39Bn 2. Revised offer price of $34.75/share 3. Reflects interest savings from forgone debt issuance 3

Our Revised Offer Price is Consistent with the Median Analyst Price Target Price Target Evolution % Ratings Share Price / Target 100% $45 41.50 41.00 40.00 40.00 39.00 38.50 36.63 40.26 36.44 37.46 37.19 37.46 34.00 34.00 34.00 34.00 34.00 75% 35.37 34.75 34.49 32.41 $30 31.13 31.34 30.75 30.17 29.07 50% $15 25% 0% $0 # of 9 9 9 9 9 9 9 9 10 10 10 9 9 Analysts Buy Recommendation Hold Recommendation Sell Recommendation Share Price Median Price Target Based on Consensus Source: Capital IQ as of April 29, 2024 4

Legal Disclaimer We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates. Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, tax structure is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. © Morgan Stanley and/or certain of its affiliates. All rights reserved. 5